Registration No. 333-18461

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                        (Post-Effective Amendment No. 2)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           COMMUNITY BANKSHARES, INC.
             (Exact name of Registrant as specified in its charter)

            South Carolina                                  57-0966962
         (State or other jurisdiction                     (I.R.S. Employer
       of incorporation or organization)                 Identification No.)

                               102 Founders Court
                        Orangeburg, South Carolina 29118
                                 (803) 535-1060
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

           WILLIAM W. TRAYNHAM                               Copy to:
                President                            GEORGE S. KING, JR., ESQ.
       Community Bankshares, Inc.                   SUZANNE HULST CLAWSON, ESQ.
           102 Founders Court                     Haynsworth Sinkler Boyd, P. A.
    Orangeburg, South Carolina 29118               1201 Main Street, 22nd Floor
             (803) 535-1060                       Columbia, South Carolina 29201
 (Name, address, including zip code, and telephone         (803) 779-3080
  number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:   N/A

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer   [ ]           Accelerated filer            [ ]
Non-accelerated filer     [ ]           Smaller reporting company    [x]
(Do not check if a smaller reporting company)

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement on Form S-3 is being filed, pursuant to the Company's undertaking in Part II, Item 17(a)(3) of the original Registration Statement, for the purpose of removing from registration 619,350 of the shares originally registered for issuance under the Securities Act of 1933 pursuant to the Community Bankshares, Inc. Dividend Reinvestment and Shareholder Stock Purchase Plan ("DRIP").

On June 25, 2008, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Community Resource Bank, N.A., the Registrant's wholly-owned subsidiary (the "Bank"), and First Citizens Bank and Trust Company, Inc. ("FCB"), providing for the merger of the Registrant and the Bank with and into FCB. FCB will be the surviving corporation of the merger and will become the sole owner of the subsidiaries of the Registrant and the Bank. The merger consideration is to be paid entirely in cash.

The Merger Agreement provides, at the effective time of the merger, for each share of the Registrant's common stock held in participant accounts in the DRIP to be converted into the right to receive cash in a per share amount equal to the per share merger consideration. The Merger Agreement requires the Registrant, prior to effectiveness of the merger, to terminate the DRIP and remove from registration under the Securities Act of 1933 any shares remaining available for issuance under the DRIP. Registrant terminated the DRIP, effective as of October 31, 2008. Upon effectiveness of the merger, Registrar and Trust Company, the DRIP administrator, will distribute to individual participants cash equal to the merger consideration with respect to all shares held in accounts for their benefit, and return all cash funds held on behalf of participants for additional cash purchases of shares that have not yet been effected.

Accordingly, the Registrant has terminated the offering of shares pursuant to the DRIP, and the Registrant hereby withdraws from registration under the Securities Act of 1933 all 619,350 shares that have not previously been issued pursuant to the DRIP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orangeburg, State of South Carolina on October 27, 2008.

                                       COMMUNITY BANKSHARES, INC.

                                       By  s/Samuel L. Erwin
                                           -------------------------------------
                                           Samuel L. Erwin
                                           Principal Executive Officer

                                       By  s/William W. Traynham, Jr.
                                           -------------------------------------
                                           William W. Traynham, Jr.
                                           President and Chief Financial Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Samuel L. Erwin and William W. Traynham, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 2 to Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed on October 27, 2008, by the following persons in the capacities indicated.

Signatures                                   Title

s/Samuel L. Erwin                          Chief Executive Officer
-----------------------------------
Samuel L. Erwin

s/E. J. Ayers, Jr.                         Director
-----------------------------------
E. J. Ayers, Jr.

s/Alvis J. Bynum                           Director
-----------------------------------
Alvis J. Bynum

s/Anna O. Dantzler                         Director
-----------------------------------
Anna O. Dantzler

s/Thomas B. Edmunds                        Director
-----------------------------------
Thomas B. Edmunds

s/ Charles E. Fienning                     Director
-----------------------------------
Charles E. Fienning
s/ Henrietta C. Guthrie                    Director
-----------------------------------
Henrietta C. Guthrie

s/ Richard L. Havekost                     Director
-----------------------------------
Richard L. Havekost

s/ John V. Nicholson, Jr.                  Director
-----------------------------------
John V. Nicholson, Jr.

s/ Samuel F. Reid, Jr.                     Director
-----------------------------------
Samuel F. Reid, Jr.

s/ Charles P. Thompson, Jr.                Director
-----------------------------------
Charles P. Thompson, Jr.

s/ William W. Traynham                     President and Chief Financial Officer
-----------------------------------
William W. Traynham

                                           Director
-----------------------------------
Wm. Reynolds Williams

s/ J. Richard Williamson                   Director
-----------------------------------
J. Richard Williamson